UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/21/2006

RAYONIER INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-6780

North Carolina	13-2607329
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

50 North Laura Street
Jacksonville, Florida
32202
(Address of principal executive offices, including zip code)

904-357-9100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 21, 2006, the Company entered into a retention agreement with Paul G. Boynton, Senior Vice President, Performance Fibers, amending and updating the retention agreement entered into with Mr. Boynton in December 2003. The agreement provides Mr. Boynton with certain payments in the event of a disposition of all or a controlling interest in an operating subsidiary for which Mr. Boynton provides services, as more fully set forth in the agreement. The term of of the agreement expires December 31, 2009, absent a previous or pending transaction in certain events.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed as exhibit 10.1 hereto and is incorporated by reference herein.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC.

Date: March 24, 2006	By:	/s/ W. Edwin Frazier, III
W. Edwin Frazier, III
Senior Vice President, Administration and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Retention Agreement between Rayonier Inc. and Paul G. Boynton, dated March 21, 2006